Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS SECOND QUARTER 2013 RESULTS

WESTLAKE VILLAGE, CALIFORNIA, August 8, 2013 — LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”) announced operating results for the quarter ended June 30, 2013.  The Company reported a 9.0% increase in Funds from Operations (“FFO”) to $19.1 million in the quarter ended June 30, 2013, from $17.6 million in the comparable 2012 period.  FFO per diluted common share was $0.57 for the quarters ended June 30, 2013 and 2012. Normalized FFO was $19.2 million in the second quarter of 2013 compared to $17.3 million in the second quarter of 2012.  Normalized FFO per diluted common share was $0.57 for the second quarter of 2013 compared to $0.56 for the second quarter of 2012.  The increase in normalized FFO and normalized FFO per diluted common share was due to higher revenues resulting from acquisitions partially offset by an increase in interest expense and higher weighted average shares outstanding.

FFO for the six months ended June 30, 2013 increased 7.5% to $37.3 million from $34.7 million in the comparable 2012 period. FFO per diluted common share for the six months ended June 30, 2013 increased 2.7% to $1.16 from $1.13 in the comparable 2012 period. The Company reported a 10.6% increase to $38.3 million in normalized FFO for the six months ended June 30, 2013 from $34.6 million in the comparable 2012 period.  The six month 2013 normalized adjustment excludes a $0.7 million non-recurring charge related to the retirement of the Company’s former Senior Vice President, Marketing and Strategic Planning. Normalized FFO for the six months ended June 30, 2012 excludes a $0.3 million non-recurring bankruptcy settlement distribution from Sunwest Management, Inc. Normalized FFO per diluted common share was $1.18 for the six months ended June 30, 2013, an increase of 5.4% from $1.12 for the comparable 2012 period. The increase in FFO, normalized FFO, FFO per diluted common share and normalized FFO per diluted common share was due to higher revenues resulting from acquisitions partially offset by an increase in interest expense, general and administrative expenses and higher weighted average shares outstanding.

Net income available to common stockholders for the quarter ended June 30, 2013 was $12.0 million or $0.36 per diluted share. For the same period in 2012, net income available to common stockholders was $12.2 million or $0.40 per diluted share. Net income available to common stockholders for the six months ended June 30, 2013 was $24.1 million or $0.76 per diluted share. For the same period in 2012, net income available to common stockholders was $24.2 million or $0.80 per diluted share. The decrease in net income available to common stockholders was due primarily to the loss on sale of a 47-bed skilled nursing property, increases in expenses and the non-recurring charges related to the retirement of the Company’s former Senior Vice President, Marketing and Strategic Planning offset by higher revenues from acquisitions.

As previously announced on August 7, 2013, the Company entered into a $141.0 million mortgage loan agreement secured by 15 properties with a total of 2,092 skilled nursing beds and 24 independent living units in Michigan.  The loan is for a term of 30 years and will bear interest at an initial rate of 9.41% for five years, escalating annually thereafter by 2.25%.  Payments will be interest-only for a period of three years, after which the borrower will make interest along with annual principal payments of $1.0 million.

Conference Call Information

The Company will conduct a conference call on Friday, August 9, 2013, at 8:00 a.m. Pacific Time, in order to comment on the Company’s performance and operating results for the quarter ended June 30, 2013.  The conference call is accessible by dialing 888-317-6016.  The international number is 412-317-6016.  An audio replay of the conference call will be available from August 9 through August 26, 2013.  Callers can access the replay by dialing 877-344-7529 or 412-317-0088 and entering conference number 10031879.  The earnings release will be available on our website.  The Company’s supplemental information package for the current period will also be available on the Company’s website at www.LTCProperties.com in the “Presentations” section of the “Investor Information” tab.

About LTC

At June 30, 2013, LTC had investments in 90 skilled nursing properties, 104 assisted living properties, 9 range of care properties, two schools and five parcels of land under development.  These properties are located in 29 states.  Assisted living properties, independent living properties, memory care properties and combinations thereof are included in the assisted living property type. Range of care properties consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services.  The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through facility lease transactions, mortgage loans and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future.  All statements other than historical facts contained in this press release are forward looking statements.  These forward looking statements involve a number of risks and uncertainties.  Please see our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements.  Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.  The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Rental income	$24,539	$21,139	$49,015	$41,975
Interest income from mortgage loans	1,050	1,431	2,109	2,963
Interest and other income	92	485	185	722
Total revenues	25,681	23,055	51,309	45,660

Expenses:
Interest expense	2,798	2,004	5,931	4,037
Depreciation and amortization	6,124	5,355	12,250	10,509
General and administrative expenses	2,869	2,604	6,287	5,128
Total expenses	11,791	9,963	24,468	19,674

Income from continuing operations	13,890	13,092	26,841	25,986

Discontinued operations:
Net Income from discontinued operations	27	21	52	43
(Loss) gain on real estate assets, net	(1,014)	—	(1,014)	16
Net (loss) income from discontinued operations	(987)	21	(962)	59
Net income	12,903	13,113	25,879	26,045
Income allocated to non-controlling interests	—	(10)	—	(21)
Net income attributable to LTC Properties, Inc.	12,903	13,103	25,879	26,024

Income allocated to participating securities	(91)	(91)	(189)	(185)
Income allocated to preferred stockholders	(818)	(818)	(1,636)	(1,636)
Net income available to common stockholders	$11,994	$12,194	$24,054	$24,203

Basic earnings per common share:
Continuing operations	$0.39	$0.40	$0.79	$0.80
Discontinued operations	$(0.03)	$0.00	$(0.03)	$0.00
Net income available to common stockholders	$0.36	$0.40	$0.76	$0.80

Diluted earnings per common share:
Continuing operations	$0.39	$0.40	$0.79	$0.80
Discontinued operations	$(0.03)	$0.00	$(0.03)	$0.00
Net income available to common stockholders	$0.36	$0.40	$0.76	$0.80

Weighted average shares used to calculate earnings per common share:
Basic	32,913	30,213	31,645	30,201
Diluted	32,946	30,258	31,679	30,246

NOTE:  Computations of per share amounts from continuing operations, discontinued operations and net income are made independently.  Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders.

Supplemental Reporting Measures

FFO, adjusted FFO (“AFFO”), and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”).  Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance and we believe they are helpful in evaluating the operating performance of a REIT.  Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time.  We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate comparisons of operating performance between periods.  Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent and amortization of lease inducement.  U.S. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease.  This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet.  At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term.  By excluding the non-cash portion of straight-line rental revenue and amortization of lease inducement, investors, analysts and our management can compare AFFO between periods.  Normalized AFFO represents AFFO adjusted for certain items detailed in the reconciliations.

We define FAD as AFFO excluding the effects of non-cash compensation charges.  FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders.  Investors, analysts and the Company utilize FAD as an indicator of common dividend potential.   The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.  Normalized FAD represents FAD adjusted for certain items detailed in the reconciliations.

The Company uses FFO, normalized FFO, normalized AFFO and normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders.  FFO, normalized FFO, normalized AFFO and normalized FAD do not represent cash generated from operating activities in accordance with U.S. GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

The following table reconciles net income available to common stockholders to FFO available to common stockholders, normalized FFO available to common stockholders, normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012		2013		2012
Net income available to common stockholders	$11,994	$12,194		$24,054		$24,203
Add: Depreciation and amortization (continuing and discontinued operations)	6,131	5,369		12,267		10,536
Add (Less): Loss (gain) on sale of real estate, net	1,014	—		1,014		(16)
FFO available to common stockholders	19,139	17,563		37,335		34,723
Add: Non-cash interest related to earn-out liabilities	110	110		220		220
Less: Non-recurring one time items	—	(347	)(2)	707	(1)	(347	)(2)
Normalized FFO available to common stockholders	19,249	17,326		38,262		34,596
Less: Non-cash rental income	(758)	(521)		(1,530)		(1,003)
Normalized adjusted FFO (AFFO)	18,491	16,805		36,732		33,593
Add: Non-cash compensation charges	523	458		1,051		910
Normalized funds available for distribution (FAD)	$19,014	$17,263		$37,783		$34,503

(1)         Represents the one-time severance and accelerated restricted stock vesting charges related to the retirement of the Company’s former Senior Vice President, Marketing and Strategic Planning.

(2)         Represents revenue from the Sunwest bankruptcy settlement distribution.

Basic FFO available to common stockholders per share	$0.58	$0.58	$1.18	$1.15
Diluted FFO available to common stockholders per share	$0.57	$0.57	$1.16	$1.13

Diluted FFO available to common stockholders	$20,048	$18,482	$39,160	$36,565
Weighted average shares used to calculate diluted FFO per share available to common stockholders	35,139	32,488	33,881	32,479

Basic normalized FFO available to common stockholders per share	$0.58	$0.57	$1.21	$1.15
Diluted normalized FFO available to common stockholders per share	$0.57	$0.56	$1.18	$1.12

Diluted normalized FFO available to common stockholders	$20,158	$18,245	$40,087	$36,438
Weighted average shares used to calculate diluted normalized FFO per share available to common stockholders	35,139	32,488	33,881	32,479

Basic normalized AFFO per share	$0.56	$0.56	$1.16	$1.11
Diluted normalized AFFO per share	$0.55	$0.55	$1.14	$1.09

Diluted normalized AFFO	$19,400	$17,724	$38,557	$35,435
Weighted average shares used to calculate diluted normalized AFFO per share	35,139	32,488	33,881	32,479

Basic normalized FAD per share	$0.58	$0.57	$1.19	$1.14
Diluted normalized FAD per share	$0.57	$0.56	$1.17	$1.12

Diluted normalized FAD	$19,923	$18,182	$39,608	$36,345
Weighted average shares used to calculate diluted normalized FAD per share	35,139	32,488	33,881	32,479

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Real estate investments:
Land	$75,094	$75,094
Buildings and improvements	836,934	822,618
Accumulated depreciation and amortization	(209,581)	(197,407)
Net real estate property	702,447	700,305
Properties held-for-sale, net of accumulated depreciation and amortization: 2013 — $804; 2012 — $1,141	210	1,242
Net real estate property	702,657	701,547
Mortgage loans receivable, net of allowance for doubtful accounts: 2013 — $396; 2012 — $782	39,272	39,299
Real estate investments, net	741,929	740,846
Other assets:
Cash and cash equivalents	63,315	7,191
Debt issue costs, net	2,701	3,040
Interest receivable	741	789
Straight-line rent receivable, net of allowance for doubtful accounts: 2013 — $1,532; 2012 — $1,557	28,839	26,998
Prepaid expenses and other assets	6,262	7,548
Notes receivable	1,277	3,180
Total assets	$845,064	$789,592

LIABILITIES
Bank borrowings	$—	$115,500
Senior unsecured notes	185,800	185,800
Bonds payable	2,035	2,635
Accrued interest	3,296	3,279
Earn-out liabilities	6,963	6,744
Accrued expenses and other liabilities	11,712	12,492
Accrued expenses and other liabilities related to properties held-for-sale	33	34
Total liabilities	209,839	326,484

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2013 — 2,000; 2012 — 2,000	38,500	38,500
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2013 — 34,752; 2012 — 30,544	348	305
Capital in excess of par value	687,841	510,236
Cumulative net income	749,912	724,033
Accumulated other comprehensive income	134	152
Cumulative distributions	(841,510)	(810,125)
Total LTC Properties, Inc. stockholders’ equity	635,225	463,101

Non-controlling interests	—	7
Total equity	635,225	463,108
Total liabilities and equity	$845,064	$789,592